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EXHIBIT II

                      UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                        COMPUTATION OF EARNINGS PER SHARE

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                                                           Three Months Ended June 30,      Six Months Ended June 30,
                                                           ---------------------------      -------------------------
                                                              2001             2000            2001            2000
                                                              ----             ----            ----            ----

BASIC NET INCOME (LOSS) PER COMMON SHARE

Net Income (Loss)                                            $202,750        $121,058      $(882,177)        $178,068
                                                             ========        ========      ==========        ========

Weighted average Common Shares outstanding                  7,473,682       6,914,310       7,384,542       6,876,810
                                                            =========       =========       =========       =========


Basic Net Income (Loss) Per Common Share                        $0.03          $ 0.02         $(0.12)           $0.03
                                                                =====          ======         =======           =====


DILUTED NET INCOME (LOSS) PER COMMON SHARE

Net Income (Loss):                                           $202,750        $121,058      $(882,177)        $178,068
                                                             ========        ========      ==========        ========

Weighted average Common Shares outstanding                  7,473,682       6,914,310       7,384,542       6,876,810
Options and warrants assumed to be Common Stock
        equivalents using Treasury Stock Method               396,190         599,201               0         815,198
                                                              -------         -------         -------        --------
Weighted average common shares outstanding, as
        adjusted                                            7,869,872       7,513,511       7,384,542       7,692,008
                                                            =========       =========       =========       =========


Diluted Net Income (Loss) per Common Share                      $0.03           $0.02         $(0.12)           $0.02
                                                                =====           =====         =======           =====
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